Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS RECORD NET INCOME FOR FULL YEAR 2017
OF $505.6 MILLION AND DILUTED EARNINGS PER SHARE OF $3.47,
BOTH UP BY 17% FROM THE PRIOR YEAR

Pasadena, California - January 25, 2018 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the fourth quarter and full year of 2017. For the fourth quarter of 2017, net income was $84.9 million or $0.58 per diluted share. For the full year 2017, net income was $505.6 million or $3.47 per diluted share.

“Our full year 2017 record earnings increased by 17% year-over-year, reflecting strong revenue growth augmented by contained expenses and credit costs. In 2017, total loans grew $3.5 billion or 14% year-over-year, to a record $29.1 billion from $25.5 billion as of December 31, 2016,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Total deposits grew $2.3 billion or 8% year-over-year, to a record $32.2 billion as of December 31, 2017 from $29.9 billion at the end of the previous year.”

“During the year, East West’s net interest margin expanded by 18 basis points, reflecting our loan growth, attractive deposit mix, and the benefits of higher interest rates on our asset sensitive balance sheet,” continued Ng. “This has been a key component of our profitability; in 2017, we earned a return on average assets of 1.41% and a return on average equity of 13.7%. I would like to thank our 3,000 associates for their dedication and diligence in delivering another year of strong earnings for our shareholders.”

“At East West, we focus on creating sustainable, expandable and profitable customer relationships. Our consistent financial results year after year reflect the value of this customer focus and our business model as the financial bridge between the East and the West. We are committed to investing in technology and human capital to drive our business forward, continuously strengthening our infrastructure to ensure prudent risk management and operational excellence,” concluded Ng.

HIGHLIGHTS OF RESULTS

•
Full Year and Fourth Quarter Earnings - Full year 2017 net income of $505.6 million grew by 17% year-over-year from $431.7 million; full year 2017 diluted earnings per share (“EPS”) of $3.47 grew by 17% from $2.97 in the previous year. Fourth quarter 2017 net income of $84.9 million and diluted EPS of $0.58 were reduced by $41.7 million[1], or $0.29[1] per share, due to the enactment of the Tax Cuts and Jobs Act. This reduction in earnings was primarily attributable to the remeasurement of the net deferred tax asset as a result of the reduced corporate tax rate. Fourth quarter 2017 adjusted[1] net income of $126.6 million and adjusted[1] diluted EPS of $0.87 increased by 14% year-over-year, and decreased by 3% linked quarter.

•
Net Interest Income Growth and Net Interest Margin Expansion - Net interest income totaled $319.7 million for the fourth quarter of 2017, an increase of $16.5 million or 5% linked quarter. Accounting Standard Codification (“ASC”) 310-30 discount accretion income was $7.0 million for the fourth quarter of 2017, compared to $4.5 million for the third quarter of 2017. Excluding discount accretion income, fourth quarter 2017 adjusted[2] net interest income of $312.7 million increased by $14.1 million or 5% sequentially, due to loan growth and the expansion of loan yields. Fourth quarter 2017 net interest margin (“NIM”) of 3.57% expanded by five basis points linked quarter; adjusted[2] NIM of 3.49% expanded by three basis points linked quarter.

•
Record Loans - Total loans of $29.1 billion as of December 31, 2017 were up $528.4 million or 2%, from $28.5 billion as of September 30, 2017. Total loans grew by $3.5 billion or 14% year-over-year. Quarter-over-quarter, all major loan categories grew; the strongest sequential quarter loan growth came from the single-family residential mortgage portfolio.

•
Record Deposits - Total deposits of $32.2 billion as of December 31, 2017 were up $908.5 million or 3%, from $31.3 billion as of September 30, 2017. Total deposits grew by $2.3 billion or 8% year-over-year. The strongest sequential quarter deposit growth came from interest-bearing checking and money market deposits. Noninterest-bearing demand deposits of $10.9 billion made up 34% of deposits as of December 31, 2017.

•
Pending Sale of Desert Community Bank Branches - In November 2017, East West Bank announced the sale of its eight Desert Community Bank (“DCB”) branches and related assets and liabilities. As of December 31, 2017, branch assets held-for-sale (“HFS”) were $91.3 million, of which loans HFS were $78.1 million and deposits HFS were $605.1 million. Loans HFS were primarily commercial real estate and commercial and industrial loans. Deposits HFS were primarily composed of noninterest-bearing demand accounts and savings deposits. All regulatory approvals necessary for this transaction have been received, and the sale is expected to close in the first quarter of 2018.

•
Asset Quality Metrics - The allowance for loan losses was $287.1 million, or 0.99% of loans held-for-investment (“HFI”), as of December 31, 2017, compared to $285.9 million, or 1.00% of loans HFI, as of September 30, 2017. For the fourth quarter of 2017, annualized net charge-offs were 0.22% of average loans HFI, compared to annualized net charge-offs of 0.06% of average loans HFI for the previous quarter. Full year 2017 net charge-offs were 0.08% of average loans HFI. Non-purchased credit impaired (“Non-PCI”) nonperforming assets decreased to $115.1 million, or 0.31% of total assets, as of December 31, 2017, from $117.0 million, or 0.32% of total assets, as of September 30, 2017.

•
Capital Levels - Capital levels for East West continue to be strong. As of December 31, 2017, stockholders’ equity was $3.8 billion, or $26.58 per share. Tangible equity[3] per common share was $23.13 as of December 31, 2017, an increase of 2% linked quarter and 14% year-over-year. As of December 31, 2017, the tangible equity to tangible assets ratio[3] was 9.12%, the Common Equity Tier 1 (“CET1”) capital ratio was 11.4%, and the total risk-based capital ratio was 12.9%.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 13.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 16

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	December 31, 2017	September 30, 2017	December 31, 2016

Net income	$84.9	$132.7	$110.7
Earnings per share (diluted)	$0.58	$0.91	$0.76
Adjusted earnings per share (diluted) (1)	$0.87	$0.89	$0.76
Book value per common share	$26.58	$26.17	$23.78
Tangible equity (1) per common share	$23.13	$22.71	$20.27
Tangible equity to tangible assets ratio(1)	9.12%	9.17%	8.52%
Return on average assets (2)	0.90%	1.46%	1.27%
Return on average equity (2)	8.73%	14.01%	12.87%
Return on average tangible equity (1)(2)	10.17%	16.33%	15.26%
Adjusted return on average assets (1)(2)	1.35%	1.44%	1.27%
Adjusted return on average equity (1)(2)	13.02%	13.78%	12.87%
Adjusted return on average tangible equity (1)(2)	15.10%	16.06%	15.26%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.27%	2.32%	2.10%
Net interest income	$319.7	$303.2	$272.7
Adjusted net interest income (1)	$312.7	$298.6	$261.1
Net interest margin (2)	3.57%	3.52%	3.31%
Adjusted net interest margin (1)(2)	3.49%	3.46%	3.17%
Cost of deposits (2)	0.43%	0.40%	0.31%
Efficiency ratio	48.1%	46.6%	46.6%
Adjusted efficiency ratio (1)	41.6%	39.8%	43.2%

(1)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2018

Our current outlook for the expected full year 2018 results, compared to our full year 2017 results, is as follows:

•	End of Period Loans: increase at a percentage rate of approximately 10%.

•	Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.65% and 3.75%.

•	Noninterest Expense (excluding tax credit amortization & deposit premium amortization): increase at a percentage rate in the high single digits.

•	Provision for Credit Losses: in the range of $70 million to $80 million.

•
Tax Items: projecting investment in tax-advantaged credits of $105 million, excluding low income housing tax credits, and associated tax credit amortization expense of $85 million. Projecting full year effective tax rate of approximately 16%.

•	Interest Rates: our outlook incorporates the current forward rate curve; as such, it currently assumes three fed funds rate increases in the year 2018: in March, June and September.

OPERATING RESULTS SUMMARY

Fourth Quarter 2017 Compared to Third Quarter 2017

Net Interest Income
Net interest income totaled $319.7 million, a 5% increase from $303.2 million.

•	Adjusted net interest income, excluding ASC 310-30 discount accretion income, grew to $312.7 million, a 5% increase from $298.6 million.

•	Average loans of $28.6 billion grew by $1.1 billion or 16% annualized from $27.5 billion.

•	Average deposits of $32.3 billion grew by $1.2 billion or 15% annualized from $31.1 billion.

•	Average noninterest-bearing demand deposits of $11.5 billion grew by $875.3 million or 33% annualized from $10.7 billion.

Net Interest Margin
Net interest margin expanded by five basis points to 3.57% from 3.52%.

•	Excluding the impact of ASC 310-30 discount accretion income, adjusted NIM expanded by three basis points to 3.49% from 3.46%.

•	The yield on loans expanded by 10 basis points to 4.52% from 4.42%; the adjusted[4] loan yield expanded by seven basis points to 4.42% from 4.35%.

•	The cost of deposits increased by three basis points to 0.43% from 0.40%.

Noninterest Income
Total noninterest income of $45.4 million was down by $4.3 million sequentially. Excluding the impact of all gains on sales, total fees and other operating income of $38.5 million was down by $2.3 million, or 6%, from $40.9 million for the third quarter of 2017. This decline was primarily from decreases in derivative fees and other income, as well as in wealth management fees, due to lower customer transaction volumes.

The following table presents total fees and other operating income for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016.

($ in thousands)	Quarter Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Branch fees	$10,691	$10,803	$10,195
Letters of credit fees and foreign exchange income	9,570	10,154	14,356
Ancillary loan fees and other income	6,457	5,987	5,355
Wealth management fees	2,950	3,615	3,378
Derivative fees and other income	4,737	6,663	7,003
Other fees and operating income	4,144	3,652	7,237
Total fees and other operating income	$38,549	$40,874	$47,524

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

Noninterest Expense
Noninterest expense of $175.4 million includes $151.9 million of adjusted5 noninterest expense, $21.9 million amortization of tax credit and other investments, and $1.6 million amortization of core deposit intangibles.

•
Adjusted noninterest expense of $151.9 million increased by $13.0 million, or 9% linked quarter. This growth was driven by a $10.8 million increase in compensation and employee benefits, largely reflecting increased hiring along with increases in bonus accrual and restricted stock compensation.

•	The adjusted[5] efficiency ratio was 41.6% in the fourth quarter, compared to 39.8% in the third quarter, due to the growth in expenses.

TAX RELATED ITEMS

The Company’s full year 2017 effective tax rate was 31%, resulting in tax expense of $229.5 million, compared to an effective tax rate of 25% and tax expense of $140.5 million for the full year 2016. The effective tax rates for the full year and the fourth quarter of 2017 were elevated because of nonrecurring items related to the enactment of the Tax Cuts and Jobs Act, which lowered the federal corporate tax rate to 21% from 35%.

•
These nonrecurring items included a $33.1 million remeasurement of the net deferred tax asset and a $7.9 million remeasurement of investments in qualified affordable housing partnerships, recorded in the fourth quarter of 2017. These adjustments are management’s best estimate based on the information available as of this earnings release and are subject to change as final tax calculations are completed in conjunction with the filing of the Form 10-K.

•
Tax expense in the fourth quarter of 2017 was $89.2 million, compared to $42.6 million in the third quarter of 2017. The total impact of the Tax Cuts and Jobs Act was an increase in tax expense of $41.7 million, or $0.29 per share, in the fourth quarter of 2017. Excluding this impact, the adjusted[6] tax expense for the fourth quarter of 2017 was $47.5 million and the adjusted[6] effective tax rate was 27%. Adjusted[6] tax expense for the full year 2017 was $187.8 million and the adjusted[6] effective tax rate was 26%.

•	For the full year 2018, the Company is projecting an effective tax rate of approximately 16%.

CREDIT QUALITY

The allowance for loan losses totaled $287.1 million, or 0.99% of loans HFI, as of December 31, 2017, compared to $285.9 million, or 1.00% of loans HFI, as of September 30, 2017, and $260.5 million, or 1.02% of loans HFI, as of December 31, 2016.

•	The provision for credit losses recorded for the current quarter was $15.5 million, compared to $13.0 million for the third quarter of 2017, and $10.5 million for the fourth quarter of 2016.

•
For the fourth quarter of 2017, net charge-offs were $15.7 million or 0.22% of average loans HFI, annualized. This compares to net charge-offs of $3.8 million or 0.06% of average loans HFI, annualized, for the third quarter of 2017, and net charge-offs of $8.0 million or 0.13% of average loans HFI, annualized, for the fourth quarter of 2016. For the full year 2017, net charge-offs of $22.5 million were 0.08% of average loans HFI, compared to $36.2 million, or 0.15% of average loans HFI, for the full year 2016.

•
Non-PCI nonperforming assets of $115.1 million as of December 31, 2017, decreased by $1.9 million, or 2% linked quarter, from $117.0 million as of September 30, 2017, and decreased by $14.4 million, or 11% year-over-year, from $129.6 million as of December 31, 2016. Non-PCI nonperforming assets were equivalent to 0.31% of total assets at the end of 2017, compared to 0.32% at the end of the previous quarter and 0.37% at the end of 2016.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 14.
[6] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West continue to be strong. As of December 31, 2017, stockholders’ equity was $3.8 billion, or $26.58 per share. Tangible equity per common share was $23.13 as of December 31, 2017, an increase of 2% linked quarter and 14% year-over-year. The following table presents the regulatory capital ratios for the quarters ended December 31, 2017, September 30, 2017, and December 31, 2016.

Regulatory Capital Metrics	Basel III
($ in millions)	December 31, 2017 (a)	September 30, 2017	December 31, 2016	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	11.4%	11.4%	10.9%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	11.4%	11.4%	10.9%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.9%	12.9%	12.4%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.2%	9.4%	8.7%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$29,669	$29,178	$27,358	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s December 31, 2017 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2018 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on February 15, 2018 to shareholders of record on February 5, 2018.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2017 earnings with the public on Thursday, January 25, 2018 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2017 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on January 25, 2018 at 11:30 a.m. Pacific Time through February 25, 2018. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10115137.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $37.2 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations including, but not limited to, under the Tax Cuts and Jobs Act; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax changes and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2017 % Change
	December 31, 2017	September 30, 2017	December 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$457,181	$364,328	$460,559	25.5%	(0.7)%
Interest-bearing cash with banks	1,717,411	1,372,421	1,417,944	25.1	21.1
Cash and cash equivalents	2,174,592	1,736,749	1,878,503	25.2	15.8
Interest-bearing deposits with banks	398,422	404,946	323,148	(1.6)	23.3
Securities purchased under resale agreements (“resale agreements”) (1)	1,050,000	1,250,000	2,000,000	(16.0)	(47.5)
Investment securities	3,016,752	2,956,776	3,479,766	2.0	(13.3)
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	73,521	73,322	72,775	0.3	1.0
Loans held-for-sale (“HFS”)	85	178	23,076	(52.2)	(99.6)
Loans held-for-investment (net of allowance for loan losses of $287,128, $285,926 and $260,520)	28,688,590	28,239,431	25,242,619	1.6	13.7
Investments in qualified affordable housing partnerships, net	162,824	178,344	183,917	(8.7)	(11.5)
Investments in tax credit and other investments, net	224,551	203,758	173,280	10.2	29.6
Goodwill	469,433	469,433	469,433	—	—
Branch assets HFS (2)	91,318	—	—	100.0	100.0
Other assets	800,161	795,029	942,323	0.6	(15.1)
Total assets	$37,150,249	$36,307,966	$34,788,840	2.3%	6.8%

Liabilities and Stockholders’ Equity
Deposits	$31,615,063	$31,311,662	$29,890,983	1.0%	5.8%
Deposits HFS (2)	605,111	—	—	100.0	100.0
Short-term borrowings	—	24,813	60,050	(100.0)	(100.0)
FHLB advances	323,891	323,323	321,643	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	50,000	50,000	350,000	—	(85.7)
Long-term debt	171,577	176,513	186,327	(2.8)	(7.9)
Accrued expenses and other liabilities	542,656	639,759	552,096	(15.2)	(1.7)
Total liabilities	33,308,298	32,526,070	31,361,099	2.4	6.2
Stockholders’ equity	3,841,951	3,781,896	3,427,741	1.6	12.1
Total liabilities and stockholders’ equity	$37,150,249	$36,307,966	$34,788,840	2.3%	6.8%

Book value per common share	$26.58	$26.17	$23.78	1.6%	11.8%
Tangible equity (3) per common share	$23.13	$22.71	$20.27	1.9	14.1
Tangible equity to tangible assets ratio (3)	9.12%	9.17%	8.52%	(0.5)	7.0
Number of common shares at period-end	144,543	144,511	144,167	0.0	0.3

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of December 31, 2017, September 30, 2017, and December 31, 2016, $400.0 million, $400.0 million and $100.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	Represents the DCB branch assets and deposits that were classified as HFS as of December 31, 2017. Branch assets HFS primarily comprised $78.1 million in loans.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2017 % Change
	December 31, 2017	September 30, 2017	December 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial lending:
Commercial and industrial (“C&I”)	$10,697,231	$10,645,156	$9,640,563	0.5%	11.0%
Commercial real estate (“CRE”)	8,936,897	8,843,776	8,016,109	1.1	11.5
Multifamily residential	1,916,176	1,876,956	1,585,939	2.1	20.8
Construction and land	659,697	683,404	674,754	(3.5)	(2.2)
Consumer lending:
Single-family residential	4,646,289	4,356,009	3,509,779	6.7	32.4
Home equity lines of credit (“HELOCs”)	1,782,924	1,767,419	1,760,776	0.9	1.3
Other consumer	336,504	352,637	315,219	(4.6)	6.8
Total loans held-for-investment (1)(2)	28,975,718	28,525,357	25,503,139	1.6	13.6
Loans HFS (3)	78,217	178	23,076	NM	239.0
Total loans (1)(2)	29,053,935	28,525,535	25,526,215	1.9	13.8
Allowance for loan losses	(287,128)	(285,926)	(260,520)	0.4	10.2
Net loans (1)(2)	$28,766,807	$28,239,609	$25,265,695	1.9%	13.9%

Deposits:
Noninterest-bearing demand	$10,887,306	$10,992,674	$10,183,946	(1.0)%	6.9%
Interest-bearing checking	4,419,089	4,108,859	3,674,417	7.6	20.3
Money market	8,359,425	7,939,031	8,174,854	5.3	2.3
Savings	2,308,494	2,476,557	2,242,497	(6.8)	2.9
Total core deposits	25,974,314	25,517,121	24,275,714	1.8	7.0
Time deposits	5,640,749	5,794,541	5,615,269	(2.7)	0.5
Deposits HFS	605,111	—	—	100.0	100.0
Total deposits	$32,220,174	$31,311,662	$29,890,983	2.9%	7.8%

NM Not Meaningful

(1)
Includes $(34.0) million, $(29.2) million and $1.2 million as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively, of net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $35.3 million, $39.1 million and $49.4 million as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

(3)	Includes $78.1 million of loans HFS in branch assets HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Quarter Ended			December 31, 2017 % Change
	December 31, 2017	September 30, 2017	December 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$359,765	$339,910	$302,127	5.8%	19.1%
Interest expense	40,064	36,755	29,425	9.0	36.2
Net interest income before provision for credit losses	319,701	303,155	272,702	5.5	17.2
Provision for credit losses	15,517	12,996	10,461	19.4	48.3
Net interest income after provision for credit losses	304,184	290,159	262,241	4.8	16.0
Noninterest income	45,359	49,624	48,800	(8.6)	(7.1)
Noninterest expense	175,416	164,499	149,904	6.6	17.0
Income before income taxes	174,127	175,284	161,137	(0.7)	8.1
Income tax expense	89,229	42,624	50,403	109.3	77.0
Net income	$84,898	$132,660	$110,734	(36.0)%	(23.3)%
Earnings per share (“EPS”)
- Basic	$0.59	$0.92	$0.77	(36.0)%	(23.5)%
- Diluted	$0.58	$0.91	$0.76	(36.1)	(23.6)
Weighted average number of shares outstanding
- Basic	144,542	144,498	144,166	0.0%	0.3%
- Diluted	146,030	145,882	145,428	0.1	0.4

	Quarter Ended			December 31, 2017 % Change
	December 31, 2017	September 30, 2017	December 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,691	$10,803	$10,195	(1.0)%	4.9%
Letters of credit fees and foreign exchange income	9,570	10,154	14,356	(5.8)	(33.3)
Ancillary loan fees and other income	6,457	5,987	5,355	7.9	20.6
Wealth management fees	2,950	3,615	3,378	(18.4)	(12.7)
Derivative fees and other income	4,737	6,663	7,003	(28.9)	(32.4)
Net gains (losses) on sales of loans	2,210	2,361	(880)	(6.4)	NM
Net gains on sales of available-for-sale investment securities	1,304	1,539	1,894	(15.3)	(31.2)
Net gains on sales of fixed assets	3,296	1,043	262	216.0	1,158.0
Net gain on sale of business	—	3,807	—	(100.0)	—
Other fees and operating income	4,144	3,652	7,237	13.5	(42.7)
Total noninterest income	$45,359	$49,624	$48,800	(8.6)%	(7.1)%
Noninterest expense:
Compensation and employee benefits	$90,361	$79,583	$79,949	13.5%	13.0%
Occupancy and equipment expense	17,092	16,635	15,834	2.7	7.9
Deposit insurance premiums and regulatory assessments	6,351	5,676	5,938	11.9	7.0
Legal expense	2,514	3,316	(9,873)	(24.2)	NM
Data processing	3,084	3,004	2,971	2.7	3.8
Consulting expense	4,147	4,087	3,715	1.5	11.6
Deposit related expense	2,655	2,413	2,719	10.0	(2.4)
Computer software expense	4,360	4,393	3,647	(0.8)	19.6
Other operating expense	21,340	19,830	20,428	7.6	4.5
Amortization of tax credit and other investments	21,891	23,827	22,667	(8.1)	(3.4)
Amortization of core deposit intangibles	1,621	1,735	1,909	(6.6)	(15.1)
Total noninterest expense	$175,416	$164,499	$149,904	6.6%	17.0%

NM Not Meaningful

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2017 % Change
	December 31, 2017	December 31, 2016	Yr-o-Yr
Interest and dividend income	$1,325,119	$1,137,481	16.5%
Interest expense	140,050	104,843	33.6
Net interest income before provision for credit losses	1,185,069	1,032,638	14.8
Provision for credit losses	46,266	27,479	68.4
Net interest income after provision for credit losses	1,138,803	1,005,159	13.3
Noninterest income	258,406	182,918	41.3
Noninterest expense	662,109	615,889	7.5
Income before income taxes	735,100	572,188	28.5
Income tax expense	229,476	140,511	63.3
Net income	$505,624	$431,677	17.1%
EPS
- Basic	$3.50	$3.00	16.8%
- Diluted	$3.47	$2.97	16.5
Weighted average number of shares outstanding
- Basic	144,444	144,087	0.2%
- Diluted	145,913	145,172	0.5

	Year Ended		December 31, 2017 % Change
	December 31, 2017	December 31, 2016	Yr-o-Yr
Noninterest income:
Branch fees	$42,490	$41,178	3.2%
Letters of credit fees and foreign exchange income	42,779	45,760	(6.5)
Ancillary loan fees and other income	23,333	19,352	20.6
Wealth management fees	14,632	13,240	10.5
Derivative fees and other income	17,671	16,781	5.3
Net gains on sales of loans	8,870	6,085	45.8
Net gains on sales of available-for-sale investment securities	8,037	10,362	(22.4)
Net gains on sales of fixed assets	77,388	3,178	2,335.1
Net gain on sale of business	3,807	—	100.0
Other fees and operating income	19,399	26,982	(28.1)
Total noninterest income	$258,406	$182,918	41.3%
Noninterest expense:
Compensation and employee benefits	$335,291	$300,115	11.7%
Occupancy and equipment expense	64,921	61,453	5.6
Deposit insurance premiums and regulatory assessments	23,735	23,279	2.0
Legal expense	11,444	2,841	302.8
Data processing	12,093	11,683	3.5
Consulting expense	14,922	22,742	(34.4)
Deposit related expense	9,938	10,394	(4.4)
Computer software expense	18,183	12,914	40.8
Other operating expense	76,697	78,936	(2.8)
Amortization of tax credit and other investments	87,950	83,446	5.4
Amortization of core deposit intangibles	6,935	8,086	(14.2)
Total noninterest expense	$662,109	$615,889	7.5%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Quarter Ended				December 31, 2017 % Change		Year Ended			December 31, 2017 % Change
	December 31, 2017		September 30, 2017	December 31, 2016	Qtr-o-Qtr	Yr-o-Yr	December 31, 2017		December 31, 2016	Yr-o-Yr
Loans:
Commercial lending:
C&I	$10,518,121		$10,259,807	$9,454,884	2.5%	11.2%	$10,180,582		$9,091,532	12.0%
CRE	8,917,681		8,518,461	7,869,979	4.7	13.3	8,485,323		7,795,690	8.8
Multifamily residential	1,909,933		1,808,236	1,467,978	5.6	30.1	1,785,210		1,433,142	24.6
Construction and land	674,337		672,875	734,081	0.2	(8.1)	669,073		681,937	(1.9)
Consumer lending:
Single-family residential	4,498,180		4,163,900	3,407,615	8.0	32.0	4,013,542		3,184,834	26.0
HELOCs	1,783,762		1,768,951	1,762,191	0.8	1.2	1,780,377		1,755,649	1.4
Other consumer	344,447		337,549	336,468	2.0	2.4	338,649		322,111	5.1
Total loans (1)	$28,646,461	(2)	$27,529,779	$25,033,196	4.1%	14.4%	$27,252,756	(2)	$24,264,895	12.3%

Investment securities	$2,925,817		$2,963,122	$3,551,863	(1.3)%	(17.6)%	$3,026,693		$3,355,086	(9.8)%
Interest-earning assets	$35,491,424		$34,208,533	$32,736,669	3.8%	8.4%	$34,034,065		$31,296,775	8.7%
Total assets	$37,262,618		$35,937,567	$34,679,137	3.7%	7.4%	$35,787,613		$33,169,373	7.9%

Deposits:
Noninterest-bearing demand	$11,531,181		$10,655,860	$10,159,022	8.2%	13.5%	$10,627,718		$9,371,481	13.4%
Interest-bearing checking	4,313,732		4,014,290	3,641,320	7.5	18.5	3,951,930		3,495,094	13.1
Money market	8,198,133		7,997,648	8,157,508	2.5	0.5	8,026,347		7,679,695	4.5
Savings	2,472,207		2,423,312	2,284,282	2.0	8.2	2,369,398		2,104,060	12.6
Total core deposits	26,515,253		25,091,110	24,242,132	5.7	9.4	24,975,393		22,650,330	10.3
Time deposits	5,735,014		5,974,793	5,584,838	(4.0)	2.7	5,838,382		5,852,042	(0.2)
Total deposits	$32,250,267	(3)	$31,065,903	$29,826,970	3.8%	8.1%	$30,813,775	(3)	$28,502,372	8.1%

Interest-bearing liabilities	$21,280,348		$20,989,149	$20,522,442	1.4%	3.7%	$20,930,965		$19,947,414	4.9%
Stockholders’ equity	$3,856,802		$3,756,207	$3,423,405	2.7%	12.7%	$3,687,213		$3,305,929	11.5%

(1)
Includes ASC 310-30 discount of $37.7 million, $41.9 million and $54.7 million for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016, respectively, and $43.3 million and $64.3 million for the years ended December 31, 2017 and 2016, respectively.

(2)	Includes loans HFS.

(3)	Includes deposits HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Quarter Ended
	December 31, 2017				September 30, 2017
	Average			Average	Average		Average
	Balance		Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,743,548		$11,092	1.60%	$2,344,561	$9,630	1.63%
Resale agreements (2)	1,102,174		6,873	2.47%	1,297,826	7,901	2.42%
Investment securities	2,925,817		14,734	2.00%	2,963,122	14,828	1.99%
Loans (3)	28,646,461		326,401	4.52%	27,529,779	306,939	4.42%
FHLB and FRB stock	73,424		665	3.59%	73,245	612	3.31%
Total interest-earning assets	35,491,424		359,765	4.02%	34,208,533	339,910	3.94%

Noninterest-earning assets:
Cash and due from banks	417,798				387,705
Allowance for loan losses	(285,490)				(276,467)
Other assets	1,638,886				1,617,796
Total assets	$37,262,618				$35,937,567

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,313,732	(4)	$5,767	0.53%	$4,014,290	$4,768	0.47%
Money market deposits	8,198,133	(4)	13,772	0.67%	7,997,648	11,828	0.59%
Savings deposits	2,472,207	(4)	1,906	0.31%	2,423,312	1,810	0.30%
Time deposits	5,735,014	(4)	13,143	0.91%	5,974,793	12,680	0.84%
Federal funds purchased and other short-term borrowings	16,070		126	3.11%	29,661	212	2.84%
FHLB advances	323,598		2,013	2.47%	322,973	1,947	2.39%
Repurchase agreements (2)	50,000		1,938	15.38%	50,000	2,122	16.84%
Long-term debt	171,594		1,399	3.23%	176,472	1,388	3.12%
Total interest-bearing liabilities	21,280,348		40,064	0.75%	20,989,149	36,755	0.69%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,531,181	(4)			10,655,860
Accrued expenses and other liabilities	594,287				536,351
Stockholders’ equity	3,856,802				3,756,207
Total liabilities and stockholders’ equity	$37,262,618				$35,937,567

Interest rate spread				3.27%			3.25%
Net interest income and net interest margin			$319,701	3.57%		$303,155	3.52%
Adjusted net interest income and net interest margin (5)			$312,677	3.49%		$298,621	3.46%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS; ASC 310-30 discount of $37.7 million and $41.9 million for the quarters ended December 31, 2017 and September 30, 2017, respectively.

(4)	Includes deposits HFS.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Quarter Ended
	December 31, 2017				December 31, 2016
	Average			Average	Average		Average
	Balance		Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,743,548		$11,092	1.60%	$2,264,787	$4,486	0.79%
Resale agreements (2)	1,102,174		6,873	2.47%	1,814,130	8,068	1.77%
Investment securities	2,925,817		14,734	2.00%	3,551,863	15,966	1.79%
Loans (3)	28,646,461		326,401	4.52%	25,033,196	272,188	4.33%
FHLB and FRB stock	73,424		665	3.59%	72,693	1,419	7.77%
Total interest-earning assets	35,491,424		359,765	4.02%	32,736,669	302,127	3.67%

Noninterest-earning assets:
Cash and due from banks	417,798				410,919
Allowance for loan losses	(285,490)				(258,978)
Other assets	1,638,886				1,790,527
Total assets	$37,262,618				$34,679,137

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$4,313,732	(4)	$5,767	0.53%	$3,641,320	$3,582	0.39%
Money market deposits	8,198,133	(4)	13,772	0.67%	8,157,508	7,799	0.38%
Savings deposits	2,472,207	(4)	1,906	0.31%	2,284,282	1,512	0.26%
Time deposits	5,735,014	(4)	13,143	0.91%	5,584,838	10,623	0.76%
Federal funds purchased and other short-term borrowings	16,070		126	3.11%	44,079	323	2.92%
FHLB advances	323,598		2,013	2.47%	321,357	1,432	1.77%
Repurchase agreements (2)	50,000		1,938	15.38%	297,826	2,863	3.82%
Long-term debt	171,594		1,399	3.23%	191,232	1,291	2.69%
Total interest-bearing liabilities	21,280,348		40,064	0.75%	20,522,442	29,425	0.57%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,531,181	(4)			10,159,022
Accrued expenses and other liabilities	594,287				574,268
Stockholders’ equity	3,856,802				3,423,405
Total liabilities and stockholders’ equity	$37,262,618				$34,679,137

Interest rate spread				3.27%			3.10%
Net interest income and net interest margin			$319,701	3.57%		$272,702	3.31%
Adjusted net interest income and net interest margin (5)			$312,677	3.49%		$261,101	3.17%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes loans HFS; ASC 310-30 discount of $37.7 million and $54.7 million for the quarters ended December 31, 2017 and 2016, respectively.

(4)	Includes deposits HFS.

(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2017				December 31, 2016
	Average			Average	Average		Average
	Balance		Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,242,256		$33,390	1.49%	$1,893,064	$14,731	0.78%
Resale agreements (1)	1,438,767		32,095	2.23%	1,708,470	30,547	1.79%
Investment securities	3,026,693		58,670	1.94%	3,355,086	53,399	1.59%
Loans (2)	27,252,756		1,198,440	4.40%	24,264,895	1,035,377	4.27%
FHLB and FRB stock	73,593		2,524	3.43%	75,260	3,427	4.55%
Total interest-earning assets	34,034,065		1,325,119	3.89%	31,296,775	1,137,481	3.63%

Noninterest-earning assets:
Cash and due from banks	395,092				365,104
Allowance for loan losses	(272,765)				(262,804)
Other assets	1,631,221				1,770,298
Total assets	$35,787,613				$33,169,373

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,951,930	(3)	$18,305	0.46%	$3,495,094	$12,640	0.36%
Money market deposits	8,026,347	(3)	44,181	0.55%	7,679,695	27,094	0.35%
Savings deposits	2,369,398	(3)	6,431	0.27%	2,104,060	4,719	0.22%
Time deposits	5,838,382	(3)	47,474	0.81%	5,852,042	39,771	0.68%
Federal funds purchased and other short-term borrowings	34,546		1,003	2.90%	25,591	713	2.79%
FHLB advances	391,480		7,751	1.98%	380,868	5,585	1.47%
Repurchase agreements (1)	140,000		9,476	6.77%	211,475	9,304	4.40%
Long-term debt	178,882		5,429	3.03%	198,589	5,017	2.53%
Total interest-bearing liabilities	20,930,965		140,050	0.67%	19,947,414	104,843	0.53%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,627,718	(3)			9,371,481
Accrued expenses and other liabilities	541,717				544,549
Stockholders’ equity	3,687,213				3,305,929
Total liabilities and stockholders’ equity	$35,787,613				$33,169,373

Interest rate spread				3.22%			3.10%
Net interest income and net interest margin			$1,185,069	3.48%		$1,032,638	3.30%
Adjusted net interest income and net interest margin (4)			$1,164,017	3.42%		$987,214	3.15%

(1)	Average balances of resale and repurchase agreements are reported net pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(2)	Includes loans HFS; ASC 310-30 discount of $43.3 million and $64.3 million for the years ended December 31, 2017 and 2016, respectively.

(3)	Includes deposits HFS.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Quarter Ended (1)			December 31, 2017 Basis Point Change
	December 31, 2017	September 30, 2017	December 31, 2016	Qtr-o-Qtr			Yr-o-Yr
Return on average assets	0.90%	1.46%	1.27%		(56)	bps	(37)	bps
Adjusted return on average assets (2)	1.35%	1.44%	1.27%		(9)		8
Return on average equity	8.73%	14.01%	12.87%		(528)		(414)
Adjusted return on average equity (2)	13.02%	13.78%	12.87%		(76)		15
Return on average tangible equity (2)	10.17%	16.33%	15.26%		(616)		(509)
Adjusted return on average tangible equity (2)	15.10%	16.06%	15.26%		(96)		(16)
Interest rate spread	3.27%	3.25%	3.10%		2		17
Net interest margin	3.57%	3.52%	3.31%		5		26
Adjusted net interest margin (2)	3.49%	3.46%	3.17%		3		32
Average loan yield	4.52%	4.42%	4.33%		10		19
Adjusted average loan yield (2)	4.42%	4.35%	4.13%		7		29
Yield on average interest-earning assets	4.02%	3.94%	3.67%		8		35
Cost of interest-bearing deposits	0.66%	0.60%	0.48%		6		18
Cost of deposits	0.43%	0.40%	0.31%		3		12
Cost of funds	0.48%	0.46%	0.38%		2		10
Adjusted pre-tax, pre-provision profitability ratio (2)	2.27%	2.32%	2.10%		(5)		17
Adjusted noninterest expense/average assets (2)	1.62%	1.53%	1.59%		9		3
Efficiency ratio	48.05%	46.63%	46.63%		142		142
Adjusted efficiency ratio (2)	41.61%	39.81%	43.16%		180	bps	(155)	bps

	Year Ended		December 31, 2017 Basis Point Change
	December 31, 2017	December 31, 2016	Yr-o-Yr
Return on average assets	1.41%	1.30%	11	bps
Adjusted return on average assets (2)	1.41%	1.30%	11
Return on average equity	13.71%	13.06%	65
Adjusted return on average equity (2)	13.66%	13.06%	60
Return on average tangible equity (2)	16.03%	15.62%	41
Adjusted return on average tangible equity (2)	15.97%	15.62%	35
Interest rate spread	3.22%	3.10%	12
Net interest margin	3.48%	3.30%	18
Adjusted net interest margin (2)	3.42%	3.15%	27
Average loan yield	4.40%	4.27%	13
Adjusted average loan yield (2)	4.31%	4.07%	24
Yield on average interest-earning assets	3.89%	3.63%	26
Cost of interest-bearing deposits	0.58%	0.44%	14
Cost of deposits	0.38%	0.30%	8
Cost of funds	0.44%	0.36%	8
Adjusted pre-tax, pre-provision profitability ratio (2)	2.24%	2.04%	20
Adjusted noninterest expense/average assets (2)	1.58%	1.62%	(4)
Efficiency ratio	45.87%	50.67%	(480)
Adjusted efficiency ratio (2)	41.46%	44.24%	(278)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 13, 14, 15 and 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

	Quarter Ended			Year Ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$285,858	$276,238	$255,656	$260,402	$264,600
Provision for loan losses on non-PCI loans	16,945	13,458	12,707	49,129	31,959
Net charge-offs:
Commercial lending:
C&I	(15,909)	(5,194)	(9,584)	(26,053)	(39,286)
CRE	570	549	697	2,111	1,025
Multifamily residential	(607)	634	607	722	1,447
Construction and land	86	61	44	110	85
Consumer lending:
Single-family residential	117	175	222	545	264
HELOCs	—	(55)	4	(31)	7
Other consumer	10	(8)	49	135	301
Total net charge-offs	(15,733)	(3,838)	(7,961)	(22,461)	(36,157)
Allowance for non-PCI loans, end of period	287,070	285,858	260,402	287,070	260,402
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	68	78	156	118	359
Reversal of loan losses on PCI loans	(10)	(10)	(38)	(60)	(241)
Allowance for PCI loans, end of period	58	68	118	58	118
Allowance for loan losses	287,128	285,926	260,520	287,128	260,520
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	14,736	15,188	18,329	16,121	20,360
Reversal of unfunded credit reserves	(1,418)	(452)	(2,208)	(2,803)	(4,239)
Allowance for unfunded credit reserves, end of period	13,318	14,736	16,121	13,318	16,121
Allowance for credit losses	$300,446	$300,662	$276,641	$300,446	$276,641

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11

Non-PCI Nonperforming Assets	December 31, 2017	September 30, 2017	December 31, 2016

Nonaccrual loans:
Commercial lending:
C&I	$69,213	$73,384	$81,256
CRE	26,986	24,802	26,907
Multifamily residential	1,717	2,620	2,984
Construction and land	3,973	4,183	5,326
Consumer lending:
Single-family residential	5,923	6,639	4,214
HELOCs	4,006	3,097	2,130
Other consumer	2,491	—	—
Total nonaccrual loans	114,309	114,725	122,817
Other real estate owned, net	830	2,289	6,745
Total nonperforming assets	$115,139	$117,014	$129,562

Credit Quality Ratios	December 31, 2017	September 30, 2017	December 31, 2016

Non-PCI nonperforming assets to total assets (1)	0.31%	0.32%	0.37%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.39%	0.40%	0.48%
Allowance for loan losses to loans held-for-investment (1)	0.99%	1.00%	1.02%
Allowance for loan losses to non-PCI nonaccrual loans	251.19%	249.23%	212.12%
Annualized quarterly net charge-offs to average loans held-for-investment	0.22%	0.06%	0.13%
Annual net charge-offs to average loans held-for-investment	0.08%	N/A	0.15%

N/A Not applicable

(1)	Total assets and loans held-for-investment include PCI loans of $482.3 million, $532.3 million and $642.4 million as of December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in additional income tax expense recorded in the fourth quarter of 2017. The table below shows the computation of the Company’s effective tax rate excluding the impact of the Tax Cuts and Jobs Act. Management believes that excluding the impact of the Tax Cuts and Jobs Act from the effective tax rate computation allows comparability to prior periods.

		Quarter Ended
		December 31, 2017	September 30, 2017	December 31, 2016
Income tax expense	(a)	$89,229	$42,624	$50,403
Less: Impact of the Tax Cuts and Jobs Act	(b)	(41,689)	—	—
Adjusted income tax expense	(c)	$47,540	$42,624	$50,403

Income before income taxes	(d)	174,127	175,284	161,137

Effective tax rate	(a)/(d)	51.2%	24.3%	31.3%
Less: Impact of the Tax Cuts and Jobs Act	(b)/(d)	(23.9)%	—%	—%
Adjusted effective tax rate	(c)/(d)	27.3%	24.3%	31.3%

		Year Ended
		December 31, 2017	December 31, 2016
Income tax expense	(e)	$229,476	$140,511
Less: Impact of the Tax Cuts and Jobs Act	(f)	(41,689)	—
Adjusted income tax expense	(g)	$187,787	$140,511

Income before income taxes	(h)	735,100	572,188

Effective tax rate	(e)/(h)	31.2%	24.6%
Less: Impact of the Tax Cuts and Jobs Act	(f)/(h)	(5.7)%	—%
Adjusted effective tax rate	(g)/(h)	25.5%	24.6%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 13
As disclosed in the Company’s current report on Form 8-K filed on March 30, 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. In the third quarter of 2017, the Company sold its insurance brokerage business, East West Insurance Services, Inc. (“EWIS”). On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million recognized in the fourth quarter of 2017. Management believes that presenting the computations of the adjusted diluted earnings per common share, return on average assets and return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on sales of the commercial property and EWIS business (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Quarter Ended
		December 31, 2017	September 30, 2017	December 31, 2016
Net income	(a)	$84,898	$132,660	$110,734
Add: Impact of the Tax Cuts and Jobs Act	(b)	41,689	—	—
Less: Gain on sale of business, net of tax (1)	(c)	—	(2,206)	—
Adjusted net income	(d)	$126,587	$130,454	$110,734

Diluted weighted average number of shares outstanding	(e)	146,030	145,882	145,428

Diluted EPS	(a)/(e)	$0.58	$0.91	$0.76
Diluted EPS impact of the Tax Cuts and Jobs Act	(b)/(e)	0.29	—	—
Diluted EPS impact of gain on sale of business, net of tax	(c)/(e)	—	(0.02)	—
Adjusted diluted EPS		$0.87	$0.89	$0.76

Average total assets	(f)	$37,262,618	$35,937,567	$34,679,137
Average stockholders’ equity	(g)	$3,856,802	$3,756,207	$3,423,405
Return on average assets (2)	(a)/(f)	0.90%	1.46%	1.27%
Adjusted return on average assets (2)	(d)/(f)	1.35%	1.44%	1.27%
Return on average equity (2)	(a)/(g)	8.73%	14.01%	12.87%
Adjusted return on average equity (2)	(d)/(g)	13.02%	13.78%	12.87%

		Year Ended
		December 31, 2017	December 31, 2016
Net income	(h)	$505,624	$431,677
Add: Impact of the Tax Cuts and Jobs Act	(i)	41,689	—
Less: Gain on sale of the commercial property, net of tax (1)	(j)	(41,526)	—
Gain on sale of business, net of tax (1)	(k)	(2,206)	—
Adjusted net income	(l)	$503,581	$431,677

Diluted weighted average number of shares outstanding	(m)	145,913	145,172

Diluted EPS	(h)/(m)	$3.47	$2.97
Diluted EPS impact of the Tax Cuts and Jobs Act	(i)/(m)	0.29	—
Diluted EPS impact of gain on sale of the commercial property, net of tax	(j)/(m)	(0.28)	—
Diluted EPS impact of gain on sale of business, net of tax	(k)/(m)	(0.02)	—
Adjusted diluted EPS		$3.46	$2.97

Average total assets	(n)	$35,787,613	$33,169,373
Average stockholders’ equity	(o)	$3,687,213	$3,305,929
Return on average assets	(h)/(n)	1.41%	1.30%
Adjusted return on average assets	(l)/(n)	1.41%	1.30%
Return on average equity	(h)/(o)	13.71%	13.06%
Adjusted return on average equity	(l)/(o)	13.66%	13.06%

(1)	Applied statutory tax rate of 42.05%.

(2)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on sales of the commercial property and EWIS business (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the reversal of a legal accrual (where applicable). The Company believes that the ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended
		December 31, 2017	September 30, 2017	December 31, 2016
Net interest income before provision for credit losses	(a)	$319,701	$303,155	$272,702
Total noninterest income		45,359	49,624	48,800
Total revenue	(b)	365,060	352,779	321,502
Noninterest income		45,359	49,624	48,800
Less: Gain on sale of business		—	(3,807)	—
Adjusted noninterest income	(c)	$45,359	$45,817	$48,800
Adjusted revenue	(a)+(c) = (d)	$365,060	$348,972	$321,502

Total noninterest expense	(e)	$175,416	$164,499	$149,904
Less: Amortization of tax credit and other investments		(21,891)	(23,827)	(22,667)
Amortization of core deposit intangibles		(1,621)	(1,735)	(1,909)
Legal accrual reversal		—	—	13,417
Adjusted noninterest expense	(f)	$151,904	$138,937	$138,745
Efficiency ratio	(e)/(b)	48.05%	46.63%	46.63%
Adjusted efficiency ratio	(f)/(d)	41.61%	39.81%	43.16%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$213,156	$210,035	$182,757
Average total assets	(h)	$37,262,618	$35,937,567	$34,679,137
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.27%	2.32%	2.10%
Adjusted noninterest expense (1)/average assets	(f)/(h)	1.62%	1.53%	1.59%

		Year Ended
		December 31, 2017	December 31, 2016
Net interest income before provision for credit losses	(i)	$1,185,069	$1,032,638
Total noninterest income		258,406	182,918
Total revenue	(j)	1,443,475	1,215,556
Noninterest income		258,406	182,918
Less: Gain on sale of the commercial property		(71,654)	—
Gain on sale of business		(3,807)	—
Adjusted noninterest income	(k)	$182,945	$182,918
Adjusted revenue	(i)+(k) = (l)	$1,368,014	$1,215,556

Total noninterest expense	(m)	$662,109	$615,889
Less: Amortization of tax credit and other investments		(87,950)	(83,446)
Amortization of core deposit intangibles		(6,935)	(8,086)
Legal accrual reversal		—	13,417
Adjusted noninterest expense	(n)	$567,224	$537,774
Efficiency ratio	(m)/(j)	45.87%	50.67%
Adjusted efficiency ratio	(n)/(l)	41.46%	44.24%
Adjusted pre-tax, pre-provision income	(l)-(n) = (o)	$800,790	$677,782
Average total assets	(p)	$35,787,613	$33,169,373
Adjusted pre-tax, pre-provision profitability ratio	(o)/(p)	2.24%	2.04%
Adjusted noninterest expense/average assets	(n)/(p)	1.58%	1.62%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Quarter Ended						Year Ended
Yield on Average Loans		December 31, 2017		September 30, 2017		December 31, 2016		December 31, 2017	December 31, 2016
Interest income on loans	(a)	$326,401		$306,939		$272,188		$1,198,440	$1,035,377
Less: ASC 310-30 discount accretion income		(7,024)		(4,534)		(11,601)		(21,052)	(45,424)
Adjusted interest income on loans	(b)	$319,377		$302,405		$260,587		$1,177,388	$989,953

Average loans	(c)	$28,646,461		$27,529,779		$25,033,196		$27,252,756	$24,264,895
Add: ASC 310-30 discount		37,660		41,875		54,664		43,341	64,324
Adjusted average loans	(d)	$28,684,121		$27,571,654		$25,087,860		$27,296,097	$24,329,219

Average loan yield	(a)/(c)	4.52%	(1)	4.42%	(1)	4.33%	(1)	4.40%	4.27%
Adjusted average loan yield	(b)/(d)	4.42%	(1)	4.35%	(1)	4.13%	(1)	4.31%	4.07%

Net Interest Margin
Net interest income	(e)	$319,701		$303,155		$272,702		$1,185,069	$1,032,638
Less: ASC 310-30 discount accretion income		(7,024)		(4,534)		(11,601)		(21,052)	(45,424)
Adjusted net interest income	(f)	$312,677		$298,621		$261,101		$1,164,017	$987,214

Average interest-earning assets	(g)	$35,491,424		$34,208,533		$32,736,669		$34,034,065	$31,296,775
Add: ASC 310-30 discount		37,660		41,875		54,664		43,341	64,324
Adjusted average interest-earning assets	(h)	$35,529,084		$34,250,408		$32,791,333		$34,077,406	$31,361,099

Net interest margin	(e)/(g)	3.57%	(1)	3.52%	(1)	3.31%	(1)	3.48%	3.30%
Adjusted net interest margin	(f)/(h)	3.49%	(1)	3.46%	(1)	3.17%	(1)	3.42%	3.15%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and such measures are used by banking regulators and analysts, the Company has included them for discussion.

		December 31, 2017	September 30, 2017	December 31, 2016
Stockholders’ equity		$3,841,951	$3,781,896	$3,427,741
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(28,825)	(30,245)	(35,670)
Tangible equity	(a)	$3,343,693	$3,282,218	$2,922,638

Total assets		$37,150,249	$36,307,966	$34,788,840
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(28,825)	(30,245)	(35,670)
Tangible assets	(b)	$36,651,991	$35,808,288	$34,283,737
Tangible equity to tangible assets ratio	(a)/(b)	9.12%	9.17%	8.52%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, the after-tax gains on sales of the commercial property and EWIS business (where applicable), and the impact of the Tax Cuts and Jobs Act. Given that the use of such measures and ratios are more prevalent in the banking industry, and such measures are used by banking regulators and analysts, the Company has included them for discussion.

		Quarter Ended
		December 31, 2017	September 30, 2017	December 31, 2016
Net Income		$84,898	$132,660	$110,734
Add: Amortization of core deposit intangibles, net of tax (2)		939	1,006	1,106
Amortization of mortgage servicing assets, net of tax (2)		254	307	106
Tangible net income	(c)	$86,091	$133,973	$111,946
Add: Impact of the Tax Cuts and Jobs Act		41,689	—	—
Less: Gain on sale of business, net of tax (2)		—	(2,206)	—
Adjusted tangible net income	(d)	$127,780	$131,767	$111,946

Average stockholders’ equity		$3,856,802	$3,756,207	$3,423,405
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets (1)		(29,527)	(31,408)	(36,354)
Average tangible equity	(e)	$3,357,842	$3,255,366	$2,917,618
Return on average tangible equity (3)	(c)/(e)	10.17%	16.33%	15.26%
Adjusted return on average tangible equity (3)	(d)/(e)	15.10%	16.06%	15.26%

		Year Ended
		December 31, 2017	December 31, 2016
Net Income		$505,624	$431,677
Add: Amortization of core deposit intangibles, net of tax (2)		4,019	4,686
Amortization of mortgage servicing assets, net of tax (2)		1,068	718
Tangible net income	(f)	$510,711	$437,081
Add: Impact of the Tax Cuts and Jobs Act		41,689	—
Less: Gain on sale of the commercial property, net of tax (2)		(41,526)	—
Gain on sale of business, net of tax (2)		(2,206)	—
Adjusted tangible net income	(g)	$508,668	$437,081

Average stockholders’ equity		$3,687,213	$3,305,929
Less: Average goodwill		(469,433)	(469,433)
Average other intangible assets (1)		(32,238)	(38,386)
Average tangible equity	(h)	$3,185,542	$2,798,110
Return on average tangible equity	(f)/(h)	16.03%	15.62%
Adjusted return on average tangible equity	(g)/(h)	15.97%	15.62%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory tax rate of 42.05%.

(3)	Annualized.